UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 24, 2009

DOLBY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Potrero Avenue San Francisco, CA 94103
(Address of principal executive offices, including zip code)

(415) 558-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On February 24, 2009, Bill Jasper notified the Board of Directors (the “Board”) of Dolby Laboratories, Inc. (the “Company”) of his retirement from his position as the Company’s President and Chief Executive Officer, effective March 27, 2009, the last day of the Company’s second fiscal quarter.  Mr. Jasper remains a director of the Company.  In connection with Mr. Jasper’s continued service on the Board, the Board granted Mr. Jasper, effective April 15, 2009, 10,000 restricted stock units under the Company’s 2005 Stock Plan, which vest as to one-third of the shares on each of the first three anniversaries of the grant date.  Mr. Jasper will participate in the non-employee director compensation arrangements described in the Company’s proxy statement for its 2009 annual meeting of stockholders.  Under the terms of those arrangements, Mr. Jasper will receive, among other things, an annual cash retainer fee of $50,000, a $1,000 per meeting fee and annual restricted stock unit awards under the terms of the automatic outside director equity award program under the Company’s 2005 Stock Plan.

Appointment of Chief Executive Officer

On February 24, 2009, the Board appointed Kevin Yeaman, 42, as President and Chief Executive Officer of the Company and as a member of the Board, effective March 28, 2009.  Mr. Yeaman has been appointed to serve on the Stock Plan Committee of the Board, effective upon commencement of his chief executive and director service.  Mr. Yeaman’s employment agreement, which is described below, provides that he will be nominated to serve as a member of the Board at each annual meeting of the Company’s stockholders during his employment term.  In connection with his appointment, the Company and Mr. Yeaman entered into an employment agreement dated February 24, 2009, which provides for, among other things, an increase in Mr. Yeaman’s annual base salary, from $385,000 to $550,000, effective March 28, 2009, an increase in Mr. Yeaman’s annual target bonus under the 2009 Dolby Executive Annual Incentive Plan from 65% to 77% of his base salary (for future fiscal years Mr. Yeaman’s annual target bonus shall not be less than 85% of his base salary), the grant of an option to purchase 121,000 shares of the Company’s Class A common stock under the Company’s 2005 Stock Plan, which will vest at a rate of 25% on the first anniversary of the grant and the remaining 75% in equal monthly installments over the following 36 months, and the grant of 30,000 restricted stock units under the Company’s 2005 Stock Plan, which will vest at a rate of 25% on each of the first four anniversaries of the grant.  In addition, pursuant to the employment agreement, Mr. Yeaman will receive:

  in the event of his termination without cause or resignation for good reason other than in connection with a change of control (as such terms are defined in the employment agreement), and subject to Mr. Yeaman signing and not revoking a release of claims in favor of the Company, (1) a lump-sum payment equal to 150% of his annual base salary, (2) a lump-sum payment equal to a pro-rated amount of his annual target bonus, (3) accelerated vesting of 50% of his unvested equity awards, and (4) reimbursement for premiums paid for continued health benefits until the earlier of eighteen (18) months from termination or when he becomes covered under similar plans; or
  in the event of his termination without cause or resignation for good reason in connection with a change of control, and subject to Mr. Yeaman signing and not revoking a release of claims in favor of the Company, (1) a lump-sum payment equal to 200% of his annual base salary, (2) an additional lump sum payment equal to 100% of the target annual incentive for the year of termination, (3) accelerated vesting of 100% of his unvested equity awards, and (4) reimbursement for premiums paid for continued health benefits until the earlier of twenty-four (24) months from termination or when he becomes covered under similar plans, as well as reimbursement of up to $10,000 in legal expenses incurred in connection with the negotiation of the employment agreement.

On February 24, 2009, the Compensation Committee amended and restated the 2009 Dolby Executive Annual Incentive Plan to, among other things, increase Mr. Yeaman’s target bonus as described above and adjust his individual performance objectives.  A copy of Mr. Yeaman’s employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2009.

2

Mr. Yeaman is currently serving as the Company’s Executive Vice President and Chief Financial Officer and will continue to serve in such capacity until his appointment as President and Chief Executive Officer becomes effective.  Mr. Yeaman joined the Company as Chief Financial Officer and Vice President in October 2005, was appointed Senior Vice President in November 2006 and Executive Vice President in July 2007.  Prior to joining the Company, Mr. Yeaman worked for seven years at E.piphany, Inc., a publicly traded enterprise software company, most recently as Chief Financial Officer from August 1999 to October 2005.  Previously, Mr. Yeaman served as Worldwide Vice President of Field Finance Operations for Informix Software, Inc., a provider of relational database software from February 1998 to August 1998.  From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG LLP, an accounting firm, serving most recently as a senior manager.  Mr. Yeaman holds a BS degree in commerce from Santa Clara University.

Appointment of New Directors

On February 24, 2009, the Board appointed Nicholas Donatiello, Jr. and Avadis Tevanian, Jr. to serve as directors.  Mr. Donatiello has been appointed to serve on the Compensation Committee of the Board.  Dr. Tevanian has been appointed to serve on the Nominating and Governance Committee of the Board.

Mr. Donatiello and Dr. Tevanian will participate in the non-employee director compensation arrangements described in the Company’s proxy statement for its 2009 annual meeting of stockholders.  Under the terms of those arrangements, Mr. Donatiello and Dr. Tevanian will receive, among other things, an annual cash retainer fee of $50,000, a $1,000 per meeting fee and an initial restricted stock unit award of 20,000 shares of the Company’s Class A common stock, which vests as to one-third of the shares on each of the first three anniversaries of the grant date.  In addition, Mr. Donatiello and Dr. Tevanian have executed the Company’s standard form of indemnification agreement.

Resignations of Named Executive Officers

On February 24, 2009, Tim Partridge, the Company's current Executive Vice President of Products and Technologies, and Marty Jaffe, the Company's Executive Vice President, Business Affairs, both informed the Company that they would be leaving their positions in order to pursue other goals.  Effective March 6, 2009, the Company will promote Michael Rockwell, Senior Vice President of Worldwide Engineering, to Executive Vice President of Products and Technologies, and will eliminate the position of Executive Vice President, Business Affairs.

Company press releases announcing the foregoing events are attached hereto as Exhibits 99.1 and 99.2.

Item 8.01     Other Events.

On February 24, 2009, the Board appointed Peter Gotcher as Executive Chairman of the Board of Directors, effective March 1, 2009, replacing Ray Dolby, Founder and the current Chairman of the Board.  Mr. Dolby will remain a director of the Company.

The Company press release announcing Mr. Gotcher’s appointment is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release dated February 25, 2009 entitled "Dolby CEO Bill Jasper Announces Retirement; CFO Kevin Yeaman Tapped as New CEO"
99.2	Press Release dated February 25, 2009 entitled "Dolby Expands Board of Directors"

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date:	February 25, 2009	/s/ Mark S. Anderson
Mark S. Anderson
Executive Vice President, General Counsel and Secretary

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 25, 2009 entitled "Dolby CEO Bill Jasper Announces Retirement; CFO Kevin Yeaman Tapped as New CEO"
99.2	Press Release dated February 25, 2009 entitled "Dolby Expands Board of Directors"

5